No.: **527034**

Yukon
Community Services

BUSINESS CORPORATIONS ACT ((Sections 16 and 180) (Subsections 30(6) and 194(5))

CERTIFICATE OF AMENDMENT

LOI SUR LES SOCIÉTÉS PAR ACTIONS *((Articles 16 et 180) (Paragraphes 30(6) et 194(5))*

CERTIFICAT DE MODIFICATION

I CERTIFY THAT the articles of — *J'ATTESTE QUE les statuts de*

VIVEVE MEDICAL, INC.

were amended under: — ont été modifiés, selon le cas

a)	section 16 – change of name requested by the Registrar;	☐	*a)*	*l'article 16 - changement de la dénomination sociale de la société selon les directives du registraire;*
b)	section 30 – change in respect of a series of shares requested by the directors;	☐	*b)*	*l'article 30 – changement à l'égard d'une série d'actions à la demande des administrateurs;*
c)	section 175 – amendment of articles of a corporation by special resolution;	☒	*c)*	*l'article 175 – modification des statuts d'une société par résolution spéciale;*
d)	section 176 – amendment of articles for constrained shares of a public corporation by special resolution;	☐	*d)*	*l'article 176 – modification des statuts pour actions à participation restreinte d'une société publique par résolution spéciale;*
e)	section 178 – when the holders of the shares of each class or series entitled to vote separately as a class or series have approved the amendment by a special resolution.	☐	*e)*	*l'article 178 – lorsque l'adoption de toute proposition de modification est subordonnée à son approbation par voie de résolution spéciale votée séparément par les actionnaires de chaque catégorie ou série intéressée habiles à voter séparément en l'occurrence;*
f)	section 194 – articles of reorganization resulting from court order	☐	*f)*	*l'article 194 – réorganisation après une ordonnance judiciaire*

Date of Amendment / Date de la modification: **2016-04-15**

[signature]

FRED PRETORIUS
REGISTRAR OF CORPORATIONS /
REGISTRAIRE DES SOCIÉTÉS

2016-04-12

DATE OF SIGNATURE /
DATE DE SIGNATURE

1. Name of corporation:

VIVEVE MEDICAL, INC. (the "Corporation")

2. Yukon registry number:

527034

3. The articles of the corporation are amended under:

___subsection 30(5)

_X_section 175

___section 176

___section 178

as follows:

The Articles of Continuance of the Corporation filed on March 12, 1999 and amended by Articles of Amendment filed on June 17, 2002 and Articles of Amendment filed on September 23, 2014 (collectively, the "Articles") be further amended as follows pursuant to a Special Resolution of the Corporation's Shareholders dated as at July 22, 2015:

(a) the Corporation consolidate all of its issued and outstanding Common Shares on the basis that Eight (8) issued and outstanding Common Shares shall be consolidated into one (1) issued and outstanding Common Share, effective as of 5:00 p.m. EST on April 15, 2016;

(i) no fractional Common Shares of the Corporation shall be issued in connection with the consolidation and in the event that the resultant number of shares held by any shareholder is not a whole number, then the number of Common Shares to be received by a shareholder shall be rounded up or down to the nearest whole number of Common Shares; and

(ii) For greater certainty, the maximum number of Common Shares that the Corporation is authorized to issue shall remain at an unlimited number of Common Shares.

4. Name of individual signing:

ROBBINS	JIM
Last Name	First Name

5. **Title of individual signing:**

VP of Finance

Director, officer, or authorized agent

6. **Signature:**

[signature] Jim Rossmo

7. **Date of signature:**

2016 / 04 / 08

YYYY MM DD

Your personal information contained in this form is collected under the authority of the *Business Corporations Act* RSY 2002, c20. It will be used for the purposes of that Act and its regulations and for other lawful purposes. This includes the compilation of a public registry. Any person is entitled to examine the information contained in this public registry, and make copies or extracts thereof. For further information, contact the Manager, Corporate Registries at (867) 633-7969, toll free within Yukon 1-800-661-0408, ext. 7969.

FILED

APR 12 2016

DEPUTY REGISTRAR
OF CORPORATIONS